UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

Jones Soda Co.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

4786 1st Avenue South, Suite 103, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

On July 26, 2024, Jones Soda Co. (the “Company”) issued 7,535,000 units (the “Units”) at $0.40 per Unit, for aggregate gross proceeds of $3,013,960 (the “First Offering Tranche”), with each Unit being composed of: (i) one (1) common share in the capital of the Company (each, a “Common Share”); and (ii) one‐half (1/2) of one detachable share purchase warrant (each whole warrant, a “Warrant”). Each whole Warrant will be exercisable into one Common Share (each, a “Warrant Share”) at a price of $0.50 per Warrant Share for a period of 24 months from the date of issuance, subject to the Company having the right at its option to accelerate the expiry date of the Warrants to the date that is 30 days following delivery of a notice of acceleration to holders of Warrants if at any time the closing price of the Common Shares on the OTCQB or other stock exchange or over-the-counter market in the United States or on the Canadian Securities Exchange (the “CSE”) exceeds $0.80 (for the purposes of the CSE, the equivalent in Canadian dollars based on the daily exchange rate published by the Bank of Canada) for a period of five (5) consecutive trading days (the “Warrant Exercise Period”). Each whole Warrant may be exercised anytime during the Warrant Exercise Period upon the voluntary election to exercise by the Warrant holder.

On July 31, 2024, the Company issued an additional 1,600,000 Units at $0.40 per Unit, for aggregate gross proceeds of $640,000 (the “Second Offering Tranche”, and together with the First Offering Tranche, the “Offering”).

The Units are being offered and sold in the Offering: (i) in the United States to accredited investors in reliance on Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); and (ii) outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

In connection with the issuance of the Units in the Offering, the Company signed on July 26, 2024, a registration rights agreement with each of the purchasers in the Units in the First Offering Tranche (the “Initial Registration Rights Agreement”). Pursuant to the terms of the Initial Registration Rights Agreement, the Company is required to file a registration statement with the United States Securities and Exchange Commission (the “SEC”) within 30 days from the closing of the First Offering Tranche that registers for resale the Common Shares issued in the Offering as well as the Common Shares issuable of upon the exercise of the Warrants. The failure on the part of the Company to file the registration statement with the SEC within this timeframe may subject the Company to payment of certain monetary penalties. In connection with the closing of the Second Offering Tranche on July 31, 2024, the Company entered into a second registration rights agreement with the purchasers of the Units in the Second Offering Tranche (the “Second Registration Rights Agreement” and together with the “Initial Registration Rights Agreement”, the “Registration Rights Agreements”). The Second Registration Rights Agreement contained almost identical terms to the Initial Registration Rights Agreement.

The foregoing description of the Warrants and the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of Warrant and Registration Rights Agreement, which are attached to this Current Report on Form 8-K as Exhibits 4.1 and 10.1, respectively, and are incorporated into this Item 1.01 by reference.

ITEM 3.02.	Unregistered Sales of Equity Securities.

The information contained or incorporated in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 8.01.	Other Events.

On July 29, 2024, the Company issued a press release announcing the closing of the First Offering Tranche. A copy of such press release press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On August 1, 2024, the Company issued a press release announcing the closing of the Second Offering Tranche. A copy of such press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

These press releases were each issued pursuant to and in accordance with Rule 135c under the Securities Act.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, the Units or any security, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Warrant
10.1	Form of registration Rights Agreement
99.1	Press release of the Company dated July 29, 2024
99.2	Press release of the Company dated August 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

August 1, 2024	By:	/s/ David Knight
David Knight President and Chief Executive Officer